SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 19, 2007 (July 17, 2007)

JAKKS PACIFIC, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California (Address of principal executive offices)	90265 (Zip Code)

Registrant's telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
JULY 19, 2007

ITEMS IN FORM 8-K

		Page

Facing Page		1

Item 5.02	Departure of Directors or Principal Officers;
	Election of Directors; Appointment of Principal
	Officers; Compensatory Arrangements of Certain Officers	3

Signatures		4

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 14, 2007, the Company had announced in a Current Report on Form 8-K that its Board had directed management to enter into an employment agreement with its Executive Vice President and Chief Financial Officer, Joel Bennett, the material terms of which were to be as follows:

(i)	Mr. Bennett would be paid a base salary of $400,000 per year;

(ii)	Mr. Bennett would be paid an annual discretionary bonus of up to 50% of his annual base salary, based on performance;

(iii)	Mr. Bennett would receive a $1,000 per month car allowance; and

(iv)
Mr. Bennett would receive a one-time grant of 15,000 shares of restricted stock (the “Restricted Stock”), vesting over four years in equal annual installments of 3,750 shares each commencing on the first anniversary of the grant provided he remains employed by the Company on each anniversary date.

On July 17, 2007, the Company and Mr. Bennett executed such agreement upon the foregoing material terms, except that it was agreed between Mr. Bennett and the Board that the vesting of the Restricted Stock would be amended so that 5,000 shares of the Restricted Stock will vest on each of December 31, 2007, 2008 and 2009, provided that each such tranche will only vest if Mr. Bennett is still employed by the Company on the corresponding vesting date.

The employment agreement further provides that (i) its term expires on December 31, 2009; (ii) if Mr. Bennett’s employment is terminated by (a) him for “good reason” (as described in the employment agreement) or due to a Change of Control (as defined in the employment agreement), or (b) the Company other than as a result of the occurrence of a "For Cause Event" (as defined in the employment agreement), Mr. Bennett will be entitled to receive an amount equal to the total amount of his annual base salary in effect as of the date of termination; and (iii) if Mr. Bennett’s employment terminates as a result of his death or disability, he or his guardian, custodian or other legal representative or successor will be entitled to continue to receive his base salary for a period of six months following the date of termination.

The foregoing is only a summary of the material terms of Mr. Bennett’s employment agreement. For a complete description, a copy of such agreement is annexed herein in its entirety as an exhibit.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description

10.1*	July 17, 2007 Employment Agreement by and between the Company and Joel Bennett.

-----------------------------
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2007	JAKKS PACIFIC, INC.

	By:	/s/ Stephen Berman
Stephen Berman, President

Exhibit Index

Exhibit Number	Description

10.1*	July 17, 2007 Employment Agreement by and between the Company and Joel Bennett.
-----------------------------
* Filed herewith.